UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007
Cruisestock, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction)	333-133253 (Commission File Number)	87-0700927 (IRS Employer Identification No.)
7703 North Lamar Blvd
Austin, TX 78734
(Address of principal executive offices) (zip code)
(512) 692-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 1, 2007, Bryan McGuire, the Company’s Chief Financial Officer, was appointed to the Company’s board of directors to fill the vacancy left by the previously-reported resignation of Ruth Shepley. Mr. McGuire has served as the Chief Financial Officer of Cruisestock since February 2007. He has over 18-years experience in executive finance specializing in growing companies. From 2000 to 2006, Mr. McGuire was the Chief Financial Officer for Ker’s WingHouse where revenue grew from $12,000,000 to $50,000,000 during his tenure. From 1997 to 2000, he was Vice President of Finance & MIS for Hops Restaurant Bar & Brewery where they experienced growth from 22 units to 78. Prior to that, he was Controller with Cucina! Cucina! based in Seattle where he experienced growth from 12 to 30 locations. Prior to that he was with Medical Resources Inc. where he was responsible for all finance and SEC reporting. From 1991 to 1995 he was with Checker’s Drive-in Restaurants. Experience at Checkers included an IPO, a secondary public offering, Private Placement and growth from 103 restaurants to over 550. Mr. McGuire began his career in 1987 in public accounting with Concannon Miller & Company and Cherry Bekaert & Holland, CPA’s.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cruisestock, Inc.
By:	/s/ Michael Nole
Michael Nole, Chief Executive Officer

Dated: June 7, 2007